Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of EZGO Technologies Ltd. on Amendment No.4 to the Form F-3 (File No. 333-263315) of our report dated February 16, 2021, with respect to our audits of the consolidated financial statements of EZGO Technologies Ltd. as of September 30, 2020 and 2019 and the related consolidated statements of operations, comprehensive income (loss), changes in equity and cash flows for each of the two years then ended, which is included in the Annual Report on Form 20-F of EZGO Technologies Ltd. for the year ended September 30, 2021. We resigned as auditors on August 16, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Amendment No.4 to the Form F-3 (File No. 333-263315) Registration Statement for the periods after the date of our resignation. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

(Formerly Marcum Bernstein & Pinchuk LLP)

New York, New York

November 14, 2022

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com